UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2011

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

DreamWorks Animation SKG, In. (the “Company”) previously entered into a Credit Agreement dated as of June 24, 2008 (the “Credit Agreement”) by and among the Company, and the several lenders from time to time that are parties thereto, Bank of America, N.A., as syndication agent, Wachovia Bank, National Association, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent.

The Credit Agreement originally allowed the Company to have outstanding borrowings of up to $125 million at any one time, on a revolving loan basis. On May 13, 2011, pursuant to Section 2.1(c) of the Credit Agreement, the Company and the various lenders under the Credit Agreement, agreed to increase the lenders’ aggregate commitment to a maximum of $200 million.

The other terms and conditions of the Credit Agreement remain unchanged. Borrowings under the Credit Agreement bear interest at rates determined by reference to the lending bank’s base rate or to the London Interbank Offered Rate (“LIBOR”), plus a specified margin. Borrowings under the Credit Agreement are secured by substantially all of the Company’s assets. The Credit Agreement also contains sublimits for letters of credit and “swingline” loans. The Credit Agreement requires the Company to maintain a specified leverage ratio. Subject to specific exceptions, the Credit Agreement also prohibits the Company from taking certain actions, such as granting liens, entering into any merger or other significant transaction and engaging in transactions with affiliates. The Credit Agreement terminates on June 24, 2013. There are currently no outstanding borrowings under the Credit Agreement. The Company has had, and expects to continue to have, ongoing business relationships (including ordinary banking arrangements and advisory services in connection with potential acquisition transactions) with some of the lenders under the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which was attached as Exhibit 99.1 to the Company’s Current Report of Form 8-K filed on June 27, 2008 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Increased Facility Activation Notice dated as of May 13, 2011 by and among the Company and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: May 16, 2011	By:	/s/Andrew Chang
Andrew Chang
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Increased Facility Activation Notice dated as of May 13, 2011 by and among the Company and the lenders party thereto.

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